Exhibit 10.1
$250,000.00Dated: October 5, 2006

PROMISSORY NOTE

FOR VALUE RECEIVED, NEXIA HOLDINGS, INC., a Nevada corporation (hereinafter known as “Maker”) promises to pay to Michael Clark, an individual resident of the State of Utah ("Holder"), or order, Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

1. Payments. The principal on the obligation represented hereby shall be paid to the Holder in a single payment, due on the 15th day of February, 2007 of all principal and all interest then accrued, if such amounts have not been paid prior to that date, all obligations due under this Note, including interest and principal, shall be paid in full on or before February 15, 2007. Maker further agrees to make an immediate payment as a fee for the making of the loan represented by this note in the amount of $7,500 to the Holder, which payment shall not be treated as a reduction of principal or interest.

2. Interest. The obligation shall bear simple interest which is included in the required payments, as set forth above, shall be at the rate of 20% per annum, which shall be included in the payment due on the 15th day of February, 2007.

3. Type and Place of Payments. Payments of principal and interest shall be made in lawful money of the United States of America to the above-named Holder at  , or order.

4. Prepayment. Advance payment or payments may be made on the principal and interest.

5. Default. Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

(a) Default in the payment of the principal and interest of this Note or any portion thereof when the same shall become due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within five (5) days after notice thereof by Holder or the holder of such Note to Maker.

(b) Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

(c) An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver or trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

6. Attorneys' Fees. If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy permitted by law is pursued by Holder, because of any default in the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by Holder in so doing.

      7. Construction. This Note shall be governed by and construed in accordance with the laws of the State of Utah.

      8. Security. The payment of this note shall be specifically secured by up to $500,000 of the Series C Preferred Stock of Nexia Holdings, Inc., the availability of such stock for issuance to the Holder in the event of any default in payment shall be guaranteed by the Maker until full payment of this Note has been received by the Holder.

9. Conversion. Holder shall have the right upon three days written notice to convert any portion of the obligation represented by this note into common or preferred shares of Nexia Holdings, Inc. as are then available for issuance. Conversion provided for by this note shall be at the average market price for the common stock as reported from the date of notice to the date of conversion, at which time the number of shares represented by the stated conversion amount as of the date elected to be converted shall be calculated and notice given by Nexia to the Holder and such shares when issued shall constitute accepted payment in the amount stated in the written notice to convert.

Nexia Holdings, Inc.

/s/ Richard Surber .
By: Richard Surber, President